LIMITED POWER OF ATTORNEY
                                   Director


     I, E. Linn Draper, Jr., the undersigned, effective as of the date written below, do hereby constitute and appoint each officer of Sprint Corporation ("Sprint"), properly elected and serving in the capacity of General Counsel, Corporate Secretary, or Assistant Corporate Secretary of Sprint, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such forms with the Securities and Exchange Commission and the New York Stock Exchange in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with transactions in securities or derivative securities of Sprint. The term of this appointment shall expire on the date one year plus 45 days after my status as an executive officer, director, or 10% shareholder of Sprint ceases unless earlier expressly revoked by me.

     I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, I have signed this Limited Power of Attorney as of the 12th day of December 2003.





                                 E. LINN DRAPER, JR.

STATE OF OHIO

COUNTY OF FRANKLIN

Subscribed and sworn to before me, a Notary Public, this 12th day of December 2003.

DONNA M. MAHONEY

Notary Public

My Commission Expires:

9/5/05